UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2023

FHT Future Technology Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-230956	35-2649453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A1#303, Hang Kong Gudi Plaza, Huli District, Xiamen City, Fujian Province, China	89108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-18350283270

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2023, Wenjin Li notified the board of FHT Future Technology Ltd. (the “Company”) of his decision to resign, effective immediately, from his position as a Chief Executive Officer, Chief Financial Officer and Director. Mr. Li’s resignation does not result from any disagreements with the company.

On January 31, 2023 Xuteng Wu, 39, has been appointed the Chief Executive Officer, Chief Financial Officer and sole Director of the Company. Xuteng Wu is a private investor with extensive business experience. Mr. Wu has been the General Manager of Xiamen Zhenghe Future Information and Technology Co., Ltd. since 2016, responsible for the business starting up and its daily operation. Before that, he was the General Manager of Xiamen Tequ Information and Technology Co., Ltd. from 2008 to 2016, responsible for the business starting up and its daily operation. He has a Bachelor Degree of Communication Engineering from Huaqiao University in China.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FHT FUTURE TECHNOLOGY LTD.

Date: February 1, 2023	By:	/s/ Xuteng Wu
Xuteng Wu Chief Executive Office/Director

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